UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: December 20, 2019

ENTEGRA FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-35302	45-2460660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court Franklin, North Carolina		28734
(Address of Principal Executive Offices)		(Zip Code)

(828) 524-7000
(Registrant’s telephone number, including area code) N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	ENFC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS

First-Citizens Bank & Trust Company (First Citizens Bank), Entegra Bank and Select Bank & Trust Company (Select Bank) issued a joint press release today stating that Select Bank entered into an agreement to buy three Entegra Bank branches in Western North Carolina (the Branch Acquisition). Entegra Bank and Select Bank entered into the purchase and assumption agreement for the Branch Acquisition on December 20, 2019. The Branch Acquisition is being undertaken to satisfy conditions in the previously announced Letter of Agreement with the U.S. Department of Justice, Antitrust Division, in connection with the proposed merger of Entegra Financial Corp. (Entegra) and Entegra Bank into First Citizens Bank (the Merger).

Completion of the Merger between First Citizens Bank and Entegra remains subject to the satisfaction or waiver of other closing conditions, and is expected to occur on or about December 31, 2019. The Branch Acquisition is subject to the closing of the Merger and other customary closing conditions, including regulatory approvals, and is expected to occur in the second quarter of 2020. Entegra encourages customers of customers of Entegra Bank to bank as they normally do at their existing branches.

A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)       Exhibits

Exhibit 99.1      Press release dated December 23, 2019.

Cautionary Notes Regarding Forward-Looking Statements

Certain of the statements made in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. Forward-looking statements include statements about the benefits to Entegra or First Citizens and their bank subsidiaries of the Merger, Entegra’s and First Citizens’ future financial and operating results, their respective plans, objectives and intentions, and when the Merger will be completed. Forward-looking statements also include statements about the benefits to Select Bank of the Branch Acquisition and when the Branch Acquisition will be completed. All forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements, including, among others, (1) disruption from the Merger, or recently completed mergers, and the Branch Acquisition with customer, supplier or employee relationships, (2) uncertainties as to the timing of the Merger and Branch Acquisition, (3) the risk that the proposed transactions may not be completed in a timely manner or at all, (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement related to the Merger, including under circumstances that would require a party to pay a termination fee, (5) the failure to obtain or delays in the receipt of necessary regulatory approvals that must be received before the Merger may be completed, (6) the possibility that the amount of the costs, fees, expenses and charges related to the Merger or the Branch Acquisition may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities, (7) the failure or delay of the other conditions to the consummation of the Merger to be satisfied or waived, (8) reputational risk and the reaction of the parties’ customers to the Merger and the Branch Acquisition, (9) the risk of potential litigation or regulatory action related to the Merger, (10) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (11) general competitive, economic, political and market conditions, and (12) difficulties experienced in the integration of the businesses. Additional factors which could affect the forward-looking statements can be found in reports filed with the Securities and Exchange Commission (SEC) by First Citizens, Entegra and Select and available on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, none of First Citizens, Entegra or Select undertake any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Dated: December 23, 2019	By:	/s/ DAVID A. BRIGHT
David A. Bright, Chief Financial Officer